Exhibit 1.1

ONE GAS, INC.

2,500,000 Shares

Common Stock

($0.01 Par Value)

Equity Underwriting Agreement

May 8, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Acting in its capacity as Underwriter

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Acting in its capacity as Forward Seller

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Acting in its capacity as Forward Purchaser

Ladies and Gentlemen:

ONE Gas, Inc., an Oklahoma corporation (the “Company”) and J.P. Morgan Securities LLC, in its capacity as agent for the Forward Purchaser (as defined below) (in such capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the Underwriter listed in Schedule 1 hereto (the “Underwriter”) and the Forward Purchaser, subject to the terms and conditions stated in this agreement (this “Agreement”), in connection with (a) subject to Section 12 hereof, the sale (the “Forward Sale”) by the Forward Seller of the number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be sold by the Forward Seller as set forth under the heading “Number of Forward Underwritten Shares to be Purchased” on Schedule 1 hereto (the “Forward Underwritten Shares”) and the purchase by the Underwriter of the number of Forward Underwritten Shares sold to the Underwriter by the Forward Seller as set forth under such heading in such Schedule, and (b) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any portion of an additional 375,000 shares of Common Stock (collectively, the “Option Shares”).

In connection with the Forward Sale, JPMorgan Chase Bank, National Association, in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, the “Forward Purchaser”), has entered into a letter agreement, dated May 8, 2025 (the “Forward Sale Agreement”), with the Company, relating to the forward sale by the Company, subject to the terms and conditions of the Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreement), and the purchase by the Forward Purchaser of the number of Forward Underwritten Shares sold by the Forward Seller pursuant to this Agreement.

The Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.” Any Option Shares sold to the Underwriter by the Forward Seller pursuant to Section 2(b)(iii) hereof upon exercise of the option described in Section 2(b)(iii) hereof are herein referred to as the “Forward Option Shares,” and any Option Shares sold to the Underwriter by the Company pursuant to Section 2(b)(iii) or Section 2(b)(v) hereof upon exercise of such option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares.” The Company Top-Up Underwritten Shares and the Company Option Shares are hereinafter collectively referred to as the “Company Shares.” The Forward Underwritten Shares and the Forward Option Shares are hereinafter collectively referred to as the “Forward Shares.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

Each of the Company and the Forward Seller hereby confirm their respective agreements with the Underwriter and the Forward Purchaser concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-269966), including a prospectus, relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated February 23, 2023 is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus including the preliminary prospectus supplement relating to the Shares dated May 8, 2025 (the “Preliminary Prospectus”). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Pricing Disclosure Package” (as defined below) and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the Applicable Time (as defined below). The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any preliminary prospectus or the Prospectus shall include all documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein after the Applicable Time.

At or prior to 4:27 p.m., New York City time, on May 8, 2025, the time when sales of the Shares were first made (the “Applicable Time”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): (i) the Preliminary Prospectus dated May 8, 2025, (ii) any free-writing prospectus listed on Schedule 3 hereto, and (iii) the information set forth on Schedule 2 hereto.

2. Purchase and Sale of the Shares by the Underwriter and the Forward Sale.

(a) The Company understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriter may offer and sell the Shares to or through any affiliate of the Underwriter.

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(b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i) the Forward Seller agrees to sell to the Underwriter, and the Underwriter shall purchase from the Forward Seller at a price per share of $78.7600 (the “Purchase Price”) that number of Forward Underwritten Shares set forth on Schedule 1 opposite the name of the Underwriter;

(ii) the Company agrees to sell to the Underwriter, and the Underwriter shall purchase from the Company at the Purchase Price, the Company Top-Up Underwritten Shares, if any;

(iii) the Company hereby grants to the Underwriter the right to purchase at its election up to 375,000 Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Underwriter to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriter is then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Underwriter but in no event earlier than the Initial Closing Date (as defined herein) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Annex A between the Company and the Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriter pursuant to such exercise of the option described in this Section 2(b). Upon the Company’s execution and delivery to the Forward Seller of any Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, and subject to the terms and conditions set forth herein, the Forward Seller agrees to sell to the Underwriter, and the Underwriter shall purchase from the Forward Seller the number of Option Shares set forth in relevant Option Notice at the Option Purchase Price;

(iv) the Company agrees to sell to the Underwriter, and the Underwriter shall purchase from the Company at the Option Purchase Price, the Company Top-Up Option Shares, if any; and

(v) if the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to clause (b)(iii) immediately above, then the Company agrees to sell to the Underwriter, and the Underwriter shall purchase from the Company at the Option Purchase Price, the number of Option Shares set forth in the relevant Option Notice.

(c) If with respect to the Forward Underwritten Shares underlying the Forward Sale Agreement (i) any of the conditions to effectiveness of the Forward Sale Agreement set forth therein have not been satisfied at the Initial Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Initial Closing Date

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(clauses (i) through (iii) of this Section 2(c), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriter such Forward Underwritten Shares otherwise deliverable by the Forward Seller hereunder. In addition, if in the Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Initial Closing Date, the Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of Forward Underwritten Shares otherwise deliverable by the Forward Seller or (B) either it is impracticable to do so or the Forward Seller would incur a Stock Loan Fee (as defined under the Forward Sale Agreement) of more than a rate equal to 25 basis points per annum to do so, then the Forward Seller shall only be required to deliver for sale to the Underwriter at the Initial Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(d) If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 2(b)(iii) hereof, and if with respect to the Forward Option Shares underlying such Additional Forward Sale Agreement (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(d), together, the “Additional Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriter such Forward Option Shares otherwise deliverable by the Forward Seller hereunder. In addition, if in the Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Option Closing Date, the Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of Forward Option Shares otherwise deliverable by the Forward Seller or (B) either it is impracticable to do so or the Forward Seller would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 25 basis points per annum to do so, then the Forward Seller shall only be required to deliver for sale to the Underwriter at such Option Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(e) If the Forward Seller elects pursuant to Section 2(c) or 2(d) hereof (in the event that the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(iii) hereof) not to borrow and deliver for sale to the Underwriter at the applicable Closing Date the total number of Forward Underwritten Shares or Forward Option Shares, respectively, otherwise deliverable by it hereunder, then the Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date.

(f) Payment for the Firm Shares to be sold hereunder shall be made to the Forward Seller, in the case of the Forward Underwritten Shares, and to the Company, in the case of any Company Top-Up Underwritten Shares, by wire transfer in immediately available funds to the account specified by the Forward Seller to the Underwriter, in the case of the Forward Underwritten Shares, and to the account specified by the Company to the Underwriter, in the case of any Company Top-Up Underwritten Shares, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York City time, on May 12, 2025 or at such other time on the same or such other day as shall be agreed upon by the Company, the Underwriter, the Forward Seller and the Forward Purchaser. The hour and date of such delivery and payment are herein called the “Initial Closing Date.” Payment for the Firm Shares to be purchased on the Initial Closing Date shall be made against delivery of the Forward Underwritten Shares (by the Forward Seller) and any Company Top-Up Underwritten Shares (by the Company) to the Underwriter for its account on the Initial Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

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(g) Payment for the Option Shares to be sold hereunder shall be made to the Forward Seller, in the case of the Forward Option Shares, and to the Company, in the case of the Company Option Shares, by wire transfer in immediately available funds to the account specified by the Forward Seller to the Underwriter, in the case of the Forward Option Shares, and to the account specified by the Company to the Underwriter, in the case of the Company Option Shares at such time, place and date as specified by the Underwriter in the Option Notice (the “Option Closing Date”). Each of the Initial Closing Date and any Option Closing Date shall be referred to herein as a “Closing Date.” Payment for the Option Shares shall be made against delivery of the Forward Option Shares (by the Forward Seller) and the Company Option Shares (by the Company) to the Underwriter for its account on the Option Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

(h) The Company acknowledges and agrees that the Underwriter, the Forward Seller and the Forward Purchaser are each acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the issuance, sale and offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriter, the Forward Seller and the Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter, the Forward Seller and the Forward Purchaser shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter, the Forward Seller or the Forward Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter, the Forward Seller or the Forward Purchaser, as the case may be, and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter, the Forward Seller and the Forward Purchaser that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined in Section 8(b)).

(b) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

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(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 hereto, if any, which constitute part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriter, the Forward Seller and the Forward Purchaser. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to each Closing Date; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material adverse change in the business, properties, financial position, results of operations, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

(i) Capitalization. All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than transfer restrictions under applicable securities laws or organizational documents, claims for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings or other claims arising by operation of law. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Forward Sale Agreement and any Additional Forward Sale Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

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(k) Underwriting Agreement; Forward Sale Agreement. Each of this Agreement and the Forward Sale Agreement has been duly authorized, executed and delivered by the Company. Any Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, by the Forward Purchaser, the Forward Sale Agreement and any Additional Forward Sale Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (B) public policy limitations, or (C) equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) ((A), (B), and (C) collectively, the “Enforceability Exceptions”). The descriptions of this Agreement and the Forward Sale Agreement and any Additional Forward Sale Agreement contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of certain terms of such documents, constitute accurate summaries of such terms of such documents in all material respects.

(l) Authorized Shares; Preemptive Rights. The Company Shares, if any, to be issued and sold by the Company pursuant to this Agreement (i) have been duly authorized by the Company for issuance and, when issued, sold and delivered and paid for in the manner provided for herein, will be duly and validly issued, fully paid and nonassessable and (ii) will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The issuance, sale and delivery of any Company Shares will not be subject to any preemptive or similar rights. The maximum number of shares of Common Stock deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be) or otherwise, (i) have been duly authorized by the Company and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, will be duly and validly issued, fully paid and non-assessable and (ii) will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance, sale and delivery of such shares of Common Stock will not be subject to any preemptive or similar rights. No holder of the Shares will be subject to personal liability by reason of being such a holder.

(m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n) No Conflicts. (i) The execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, (ii) the issuance and sale of the Company Shares, if any, pursuant to this Agreement and the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable,

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(iii) the use of proceeds from the sale of the Company Shares, if any, pursuant to this Agreement or the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable, and (iv) compliance by the Company with the terms of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions contemplated hereby and thereby, will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (2) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (3) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (1) and (3) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company is required for (i) the execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement, (ii) the issuance and sale of the Company Shares, if any, pursuant to this Agreement and the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, (iii) the use of proceeds from the sale of the Company Shares, if any, pursuant to this Agreement or the issuance, sale and delivery of any shares of Common Stock under the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, and (iv) compliance by the Company with the terms of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement and the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or may be required under applicable securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter, the Forward Seller and the Forward Purchaser.

(p) Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) or, to the knowledge of Company, investigations, pending to which the Company or any of its subsidiaries is or is reasonably likely to be a party or to which any property of the Company or any of its subsidiaries is or is reasonably likely to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions or investigations which could reasonably be expected to have a Material Adverse Effect have been threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(q) Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r) Title to Real and Personal Property. The Company and its subsidiaries have good title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Intellectual Property. (i) The Company and its subsidiaries own, possess, license or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own, possess, license or have the right to use any Intellectual Property could not reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iii) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(t) Investment Company Act. The Company is not, and as a result of and after giving effect to the transactions contemplated by this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including, without limitation, (i) the issuance, sale and delivery of the Company Shares, if any, (ii) the issuance, sale and delivery of the shares of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement, and (iii) the application of the proceeds therefrom upon such settlement, in each case, as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Taxes. The Company and its subsidiaries have (i) paid all U.S. federal, state, local and foreign taxes due and payable, other than those being contested in good faith and for which reserves considered adequate by Company management have been provided and (ii) timely filed all tax returns required to be filed through the date hereof (taking into account permitted extensions thereof); except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to pay or file (as applicable) could not reasonably be expect to result in a Material Adverse Effect, and there is no tax deficiency that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(v) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.

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(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(x) Certain Environmental Matters. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus, to the knowledge of the Company: (i) the Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state and local laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(y) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred for which the Company or any member of its Controlled Group would have any material liability; (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

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(z) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) XBRL Data included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(bb) XBRL Data. The Registration Statement and the documents incorporated by reference therein include and incorporate by reference XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects.

(cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, (i) any director, officer or employee of the Company or any of its subsidiaries or (ii) any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.

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(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Russia and the following regions of Ukraine: Crimea, the Kherson, the Zaporizhzhia, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Shares, if any, hereunder, or the proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hh) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement) that would give rise to a valid claim against any of them or the Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

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(ii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(jj) Industry Statistical and Market Data. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock (including the Shares).

(ll) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm) Data Security. Except as disclosed in the Prospectus and the Disclosure Package, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them used in connection with their businesses) or equipment (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) NYSE Listing. All of the Company Shares that have been or may be sold under this Agreement and all shares of Common Stock that may be sold under the Forward Sale Agreement or any Additional Forward Sale Agreement have been approved for listing, subject to only official notice of issuance, on the New York Stock Exchange (the “Exchange”).

(oo) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(pp) Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriter, the Forward Seller or the Forward Purchaser or counsel for the Underwriter, the Forward Seller or the Forward Purchaser in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate to the Underwriter, the Forward Seller or the Forward Purchaser, as the case may be.

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4. Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to the Underwriter and the Company as of the date hereof and as of the applicable Closing Date as follows:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller, and, as of the applicable Closing Date, the Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Underwritten Shares or the Forward Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Underwritten Shares or such Forward Option Shares, as applicable, hereunder.

(b) The Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been, and any Additional Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, by the Company, the Forward Sale Agreement and any Additional Forward Sale Agreement, will constitute a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(c) The Forward Seller, at the applicable Closing Date, will have the free and unqualified right to transfer the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer such Forward Underwritten Shares or Forward Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Underwritten Shares or Forward Option Shares, as applicable, and payment of the purchase price therefor, as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will have the free and unqualified right to transfer any such Forward Underwritten Shares or Forward Option Shares, as applicable, purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

(d) The Forward Seller is acting as an agent for its affiliated Forward Purchaser in connection with the transactions contemplated hereby.

5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter, the Forward Seller and the Forward Purchaser that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter, the Forward Seller and the Forward Purchaser in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter, the Forward Seller or the Forward Purchaser may reasonably request. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.

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(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, the Forward Seller and the Forward Purchaser, the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter, the Forward Purchaser or the Forward Seller may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter, the Forward Seller, the Forward Purchaser and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter, the Forward Seller or the Forward Purchaser reasonably objects.

(d) Notice to the Underwriter, the Forward Seller and the Forward Purchaser. During the Prospectus Delivery Period, the Company will advise the Underwriter, the Forward Seller and the Forward Purchaser promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Shares; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Pricing Disclosure Package or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e) Pricing Disclosure Package. If at any time prior to the applicable Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriter, the Forward Seller and the Forward Purchaser thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter, the Forward Seller and the Forward Purchaser and to such dealers as the Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriter, the Forward Seller and the Forward Purchaser thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter, the Forward Seller and the Forward Purchaser and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will take such actions as the Underwriter, the Forward Seller or the Forward Purchaser reasonably requests to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter, the Forward Seller or the Forward Purchaser shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Underwriter, the Forward Seller and the Forward Purchaser as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market.

a.

During the period from the date hereof through and including the date that is 60 days after the date hereof (the “Restricted Period”), the Company will not, without the prior written consent of the Underwriter, the Forward Seller and the Forward Purchaser (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities that are convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of

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ownership of the Common Stock or any other securities, whether any such transaction described in clause (i)(a)(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly announce the intention to effect any such transaction described in clause (i)(a)(1), (2) or (3) immediately above.

b.

The restrictions contained in the preceding paragraph shall not apply to (a) issuance, sale or delivery by the Company of the Shares under this Agreement or issuance, sale or delivery by the Company of the shares of Common Stock under the Forward Sale Agreement, any Additional Forward Sale Agreement, any existing forward sale agreements entered into in connection with the Company’s equity distribution agreement dated February 24, 2023, the Company’s base forward sale agreement, dated September 11, 2023 between the Company and Bank of America, N.A., as forward purchaser or the Company’s additional forward sale agreement, dated September 15, 2023 between the Company and Bank of America, N.A., as forward purchaser, in each case, including the issuance and transfer of shares of Common Stock to the applicable forward purchasers pursuant thereto, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and as described in the Pricing Disclosure Package and the Prospectus, (c) the issuance by the Company of (i) any shares of Common Stock or options to purchase Common Stock pursuant to existing employee benefit plans of the Company, or (ii) any shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Company Shares, if any, and the sale of any shares of Common Stock issued and sold pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k) NYSE. The Company will use its best efforts to list any Company Shares to be delivered on the applicable Closing Date, and the maximum number of Common Stock issuable and deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or such additional Forward Sale Agreement) or otherwise on the Exchange;

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock (including the Shares).

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus (if any) that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

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6. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriter’s and Forward Seller’s Obligations. The obligation of the Underwriter to purchase and pay for the Shares and the obligation of the Forward Seller to deliver and sell the Forward Shares, as the case may be, on each Closing Date as provided herein are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter, the Forward Seller and the Forward Purchaser.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement shall be true and correct on and as of each Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Underwriter, the Forward Seller or the Forward Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares being delivered on each Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Forward Sale Agreements. The Forward Sale Agreement shall be in full force and effect at the Initial Closing Date and any Additional Forward Sale Agreement shall be in full force and effect at the related Option Closing Date.

(f) Officer’s Certificate. The Underwriter, the Forward Seller and the Forward Purchaser shall have received on and as of each Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) immediately above.

(g) Comfort Letters. On the date of this Agreement and on each Closing Date, PricewaterhouseCoopers, LLP shall have furnished to the Underwriter, the Forward Seller and the Forward Purchaser at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, the Forward Seller and the Forward Purchaser, in form and substance reasonably satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(h) Opinion Letter and 10b-5 Statement of Counsels for the Company. (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Underwriter, the Forward Seller and the Forward Purchaser, at the request of the Company, their written opinion letter, dated as of each Closing Date and addressed to the Underwriter, the Forward Seller and the Forward Purchaser, in form and substance reasonably satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser. (ii) GableGotwals, counsel for the Company, shall have furnished to the Underwriter, the Forward Seller and the Forward Purchaser, at the request of the Company, their written opinion letter and 10b-5 statement, dated as of each Closing Date and addressed to the Underwriter, the Forward Seller and the Forward Purchaser, in form and substance reasonably satisfactory to the Underwriter, the Forward Seller and the Forward Purchaser to the effect set forth in Annex C hereto.

(i) Opinion Letter and 10b-5 Statement of Counsel for the Underwriter. The Underwriter, the Forward Seller and the Forward Purchaser shall have received on and as of each Closing Date an opinion letter and 10b-5 statement, addressed to the Underwriter, the Forward Seller and the Forward Purchaser, of Hunton Andrews Kurth LLP, counsel for the Underwriter, with respect to such matters as the Underwriter, the Forward Seller and the Forward Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Closing Date, prevent the issuance or sale of the Shares.

(k) Good Standing. The Underwriter, the Forward Seller and the Forward Purchaser shall have received on and as of each Closing Date satisfactory evidence of the good standing of the Company in Oklahoma, Kansas and Texas and its subsidiaries in their respective jurisdictions of organization, from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Company Shares, if any, to be delivered on the applicable Closing Date, and the maximum number of shares of Common Stock issuable and deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(m) Lock-Up Agreements. At the Applicable Time, the Company shall have furnished to the Underwriter, the “lock-up” agreements, each substantially in the form of Annex B hereto, between the Underwriter and each party listed in Schedule 4 hereto.

(n) Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Underwriter, the Forward Seller and the Forward Purchaser, such further certificates and documents as the Underwriter, the Forward Seller or the Forward Purchaser may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter. If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Underwriter, the Forward Seller or the Forward Purchaser at any time on or prior to the applicable Closing Date upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Section 13 and Section 15 hereof.

8. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, the Forward Seller and the Forward Purchaser and each of their respective affiliates, directors and officers and each person, if any, who controls the Underwriter, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

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(b) Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, the Forward Seller and the Forward Purchaser and each of their respective directors and officers and each person, if any, who controls the Company, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) immediately above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information consists of the following statements in the Preliminary Prospectus and the Prospectus (collectively, the “Underwriter Information”): the information relating to stabilizing transactions and short sales in the eighteenth and nineteenth paragraphs, in each case, appearing under the heading “Underwriting (Conflicts of Interest)” in the Pricing Disclosure Package and Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, the Forward Seller, the Forward Purchaser, or any of their respective affiliates, directors and officers and any control persons of the Underwriter, the Forward Seller or the Forward Purchaser shall be designated in writing by the Underwriter, the Forward Seller or the Forward Purchaser, as applicable, and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or

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judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriter, the Forward Seller and the Forward Purchaser shall be deemed to be in the same proportion as (A) in the case of the Company, the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, assuming, in each case, Physical Settlement (as defined therein) on the Effective Date (as defined therein)), (B) in the case of the Underwriter, the difference between (x) the aggregate price to the public received by the Underwriter from the sale of the Shares and (y) the aggregate price paid by the Underwriter for the Shares pursuant to this Agreement, and (C) in the case of the Forward Seller and the Forward Purchaser, the aggregate Spread (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) received by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Shares as set forth in the Prospectus, plus such Spread (net of such costs). The relative fault of the Company on the one hand and the Underwriter, the Forward Seller and the Forward Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, the Forward Seller and the Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Underwriter, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter, the Forward Purchaser and/or the Forward Seller were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and, in no event shall the Forward Seller and/or the Forward Purchaser be

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required to contribute any amount in excess of the amount by which the aggregate Spread under the Forward Sale Agreement or any Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by the Forward Seller or Forward Purchaser, as the case may be, exceeds the amount of any damages that such Forward Seller or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

10. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, the Forward Seller or the Forward Purchaser by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the applicable Closing Date (i) trading generally shall have been suspended or materially limited on the Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, the Forward Seller or the Forward Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11. [RESERVED].

12. Company Top-Up Shares.

(a) If in respect of the Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(b)(iii) hereof, all the Additional Conditions are not satisfied on or prior to the related Option Closing Date, if any, as the case may be, and the Forward Seller elects, pursuant to Section 2(c) or 2(d) hereof, as the case may be, not to deliver the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by the Forward Seller hereunder or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment, either it is impracticable to do so or the Forward Seller would incur a Stock Loan Fee (as defined under the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 25 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriter, pursuant to Section 2(b)(ii) or 2(b)(iv) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriter. In connection with any such issuance and sale by the Company, the Company or the Underwriter shall have the right to postpone the Initial Closing Date or the related Option Closing Date, as the case may be, for a period not exceeding two business

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days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriter pursuant to this Section 12 in lieu of Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriter pursuant to this Section 12(a) in lieu of Forward Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Forward Shares underlying the Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable, that the Forward Seller does not deliver and sell to the Underwriter or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Forward Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the related Option Closing Date, in the case of Forward Option Shares, (ii) in the Forward Purchaser’s good faith and commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by the Forward Seller hereunder or (iii) in the Forward Purchaser’s good faith and commercially reasonable judgment, either it is impracticable to do so or the Forward Seller would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 25 basis points per annum to do so, and in the case of (i), (ii) or (iii), the Forward Seller elects, pursuant to Section 2(c) or 2(d) hereof, as the case may be, not to deliver and sell to the Underwriter the Forward Underwritten Shares or the Forward Option Shares, as applicable, (or a portion thereof) otherwise deliverable by the Forward Seller.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, registration, issuance, sale, preparation and delivery of the Shares and any stock or transfer taxes and stamp or similar duties payable upon the issuance, sale or delivery of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter, the Forward Seller or the Forward Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum, but specifically excluding the related fees and expenses of counsel for the Underwriter, the Forward Seller and the Forward Purchaser; (v) the costs of preparing any stock certificates and the costs and charges of any transfer agent and any registrar; (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (vii) all expenses and application fees related to the listing of the Shares (including the maximum number of shares of Common Stock deliverable to the Forward Purchaser in the aggregate pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or such Additional Forward Sale Agreement, as applicable) or otherwise) on the Exchange; and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority. Notwithstanding the foregoing, except as expressly agreed otherwise in this Agreement, it is understood and agreed that each of the Underwriter, the Forward Seller and the Forward Purchaser will pay all fees and expenses of their respective counsel.

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(b) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 8 hereof, the Forward Seller and the Forward Purchaser. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter, the Forward Seller and the Forward Purchaser contained in this Agreement or made by or on behalf of the Company or the Underwriter, the Forward Seller or the Forward Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter, the Forward Seller or the Forward Purchaser.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax No. (212) 622-8385. Notice to the Forward Seller shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax No. (212) 622-8385. Notice to the Forward Purchaser shall be given to JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Fax No. (212) 622-8385. Notices to the Company shall be given to it at 15 East Fifth Street, Tulsa, Oklahoma 74103, (fax: 918-947-6117); Attention: General Counsel.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(c) Submission to Jurisdiction. The parties hereto hereby submit to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints National Registered Agents, Inc., located 111 Eighth Avenue – 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

27

(b) In the event that the Underwriter, the Forward Seller or the Forward Purchaser is a Covered Entity or a BHC Act Affiliate of the Underwriter, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

28

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ONE GAS, Inc.

By:	/s/ Mark W. Smith

Name:	Mark W. Smith
Title:	Vice President and Treasurer

29

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
In its capacity as Underwriter

By:	/s/ Bobby Wiebe
Name:	Bobby Wiebe
Title:	Vice President

J.P. MORGAN SECURITIES LLC
In its capacity as Forward Seller

By:	/s/ Gaurav Maria
Name:	Gaurav Maria
Title:	Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
In its capacity as Forward Purchaser

By:	/s/ Gaurav Maria
Name:	Gaurav Maria
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Name of Underwriter	Number of Forward Underwritten Shares to be Purchased from the Forward Seller*
J.P. Morgan Securities LLC	2,500,000

*	Subject to proportionate reduction for any Company Top-Up Underwritten Shares

Schedule 2

Pricing Information

1.	Preliminary Prospectus May 8, 2025.

2.	Free Writing Prospectuses: None.

3.	Number of Shares Offered: 2,500,000 Firm Shares and up to 375,000 Option Shares.

4.	Public offering price of Underwritten Shares: The initial public offering price per share shall be, as to each investor, the price paid by such investor.

Schedule 3

Free Writing Prospectus

NONE.

Schedule 4

List of Persons Subject to Lock-up

1.	John W. Gibson
2.	Tracy E. Hart
3.	Deborah A. P. Hersman
4.	Michael G. Hutchinson
5.	Robert S. McAnnally
6.	Pattye L. Moore
7.	Eduardo A. Rodriguez
8.	Curtis L. Dinan
9.	Christopher P. Sighinolfi
10.	Joseph L. McCormick
11.	Mark A. Bender
12.	Angela E. Kouplen
13.	W. Kent Shortridge
14.	Brian F. Brumfield
15.	Sanjay D. Meshri
16.	Yves C. Siegel

Annex A

[FORM OF ADDITIONAL FORWARD SALE AGREEMENT]

(attached)

[Insert Trade Date]

To:	ONE Gas, Inc.
15 East Fifth Street
Tulsa, OK 74103

From:	[Dealer]
[Dealer Address]

Dear Sirs,

The purpose of this letter agreement (this “Forward Confirmation”) is to confirm the terms and conditions of the transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This Forward Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Forward Confirmation. In the event of any inconsistency among the Agreement, this Forward Confirmation, the 2006 Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) this Forward Confirmation; (ii) the 2002 Definitions; (iii) the 2006 Definitions; and (iv) the Agreement.

This Forward Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Forward Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Forward Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transaction to which this Forward Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Forward Confirmation relates are as follows:

General Terms:

Party A:	[Dealer]

Party B:	ONE Gas, Inc.

Trade Date:	[Insert date on or within one business day of which the Underwriter (as such term is defined in the Underwriting Agreement) exercises its option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b)(iii) of the Underwriting Agreement that the Issuer executes and delivers this Additional Forward Sale Agreement (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b)(iii) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Forward Confirmation relates.]

Base Amount:	Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriter (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b)(iii) of the Underwriting Agreement] Shares. On each Settlement Date for the Transaction, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	[ ][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, (1) the Forward Price as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert the Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[_.__][2]%.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date”.

Forward Price Reduction	Amount: For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

[1]	To be the same as the base deal.
[2]	To be the same as the base deal.

Shares:	Common stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “OGS”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will, upon written request by Party B promptly following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date up to, and including, the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) [50][3] Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (w) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (x) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such

[3]	NTD: Dealer to confirm. To be the same as the base deal.

Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day, (y) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of the Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) by a date that is more than one Scheduled Trading Day prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date, and (z) Party B may not deliver a Settlement Notice to Party A for which Physical Settlement or Net Share Settlement applies if the Settlement Date specified in such Settlement Notice is scheduled to occur prior to the earlier of (1) the date on which the Underwriter (as defined in the Underwriting Agreement) has sold all of the Forward Option Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) to the purchaser(s) thereof and (2) the date that is 30 days following the Effective Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, commercially reasonable judgment, to unwind its hedge in respect of the Transaction (or portion thereof, as applicable) by the end of the Unwind Period in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to [Insert number of Shares underlying Base Confirmation] Shares pursuant to a confirmation dated as of [Insert Trade Date for Base Confirmation] (the “Base Confirmation”). Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Forward Confirmation shall not commence (or, if the Unwind Period under this Forward Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.

Suspension Day:	Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to the Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus USD 0.03, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period multiplied by (ii) the number of Settlement Shares for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.02, multiplied by (ii) the number of Settlement Shares for the Transaction for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “OGS <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Additional Adjustment:	If in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to 25 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for the Transaction is:	[New York]

[Dealer. Address]

The Office of Party B for the Transaction is:	Inapplicable, Party B is not a Multibranch Party.

3.	Other Provisions:

Opinion:

Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of this Forward Confirmation on the Effective Date shall be subject to (i) the satisfaction of all of the conditions set forth in Section [7] of the Underwriting Agreement dated [    ] [ ], 2025 among Party B, Party A, and [____] (the “Underwriting Agreement”) and (ii) that neither of the following has occurred: (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for the Transaction or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for the Transaction of more than a rate equal to 25 basis points per annum to do so (in which event this Forward Confirmation and the related Transaction shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2(d) of the Underwriting Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) hereunder on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date. Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the Transaction.

(c)

Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the

Base Amount Percentage as of the later of the Trade Date or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount and (ii) the “Base Amount” as such term is defined in the Base Confirmation and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Forward Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Forward Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for the Transaction.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for the Transaction and the 10b-18 VWAP for the Transaction;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)

Party B represents and warrants to Party A that the representations and warranties of Party B contained in the Underwriting Agreement and any certificate delivered pursuant thereto by Party B are true and correct, or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects.

(n)

Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Underwriting Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section [7] of the Underwriting Agreement) on or prior to the Trade Date and the Effective Date.

(o)	Party B is not in possession of any material non-public information with respect to Party B or the Shares.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Forward Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)

Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to the Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Forward Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Forward Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (1) such Extraordinary Dividend and (2) the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that, if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors);

and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of such definition.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A, but Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount on or before the Effective Date if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Forward Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Forward Confirmation and (ii) Party B is entering into the Agreement and this Forward Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of the Transaction, “EDG Personnel” means [any employee on the trading side of the Equity Derivatives Group of Party A and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A)]4.

Maximum Share Delivery:

Notwithstanding any other provision of this Forward Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the initial Base Amount to Party A, subject to reduction by the amount of Shares delivered by Party B on any prior Settlement Date (the “Forward Shares”).5

[4]	NTD: Dealer to confirm.
[5]	This number should not exceed 19.9% of total Shares outstanding on the Trade Date (calculated on an aggregate basis for all Forwards).

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B. Notwithstanding any other provision in this Forward Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Forward Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Forward Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, under this Forward Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this Forward Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Forward Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [________]6 (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Section 16 Percentage would not exceed 7.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part, beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

[6]	Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter into one or more forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”), with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Forward Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Forward Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Dealer]

[Address]

Address for notices or communications to Party B:

Address:	ONE Gas, Inc.
15 East Fifth Street,
Tulsa, OK 74103

Attention:	Christopher P. Sighinolfi
Senior Vice President and Chief Financial Officer
Telephone No.:	(918) 947-7350
Email:	christopher.sighinolfi@onegas.com

With a copy to:

Address:	ONE Gas, Inc.
15 East Fifth Street,
Tulsa, OK 74103

Attention:	Mark W. Smith
Vice President and Treasurer

Telephone No.:	(918) 947-7130
Email:	Mark.Smith@onegas.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Forward Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Forward Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Forward Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Forward Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Forward Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Forward Confirmation and the deletion of such portion of this Forward Confirmation will not substantially impair the respective benefits or expectations of parties to this Forward Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Dealer QFC Language]

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[Insert Dealer-specific representation.]

(B)	[Insert Dealer-specific representation.]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Oklahoma, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)	[Insert any additional Dealer-specific tax provisions.]

[Additional Provisions.

Insert any Dealer-specific provisions.]

Counterparts

This Forward Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this

Forward Confirmation or in any other certificate, agreement or document related to this Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Forward Confirmation and returning it to Party A.7

Very truly yours,

[DEALER]

By:

Name:
Title:

Accepted and confirmed as

of the date first above written:

ONE GAS, INC.

By:

Name:
Title:

[7]	Include Dealer preferred signature page information, as applicable.

[Signature Page to Forward Confirmation]

Schedule I8

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
…….	…….
[_________], 20[__]	USD [____]

[8]	To be the same schedule as the base deal.

A-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Forward Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Annex B

FORM OF LOCK-UP AGREEMENT

[    ] [•], 2025

[     ]

[     ]

[     ]

Re: ONE Gas, Inc. – Proposed Public Offering

Ladies and Gentlemen:

The undersigned, an [officer/director] of ONE Gas, Inc., an Oklahoma corporation (the “Company”), understands that [     ] (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the other parties thereto providing for, among other things, the public offering (the “Public Offering”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit the Public Offering will confer upon the undersigned as an [officer/director] of the Company, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees with the Underwriter that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) shares of Common Stock deemed sold to the Company upon a cashless exercise of options or to satisfy tax withholding obligations in connection with the vesting of equity awards or otherwise deemed sold or transferred to the Company in connection with the issuance of shares pursuant to any existing compensation plan of the Company; provided, however, that in any such case the shares of Common Stock issued upon exercise or settlement shall remain subject to the provisions of this lock-up letter and any Form 4 filed in accordance with Section 16 of the Exchange Act in connection with any such exercise or settlement will include a footnote disclosing that the filing relates to the exercise of a stock option or warrant or settlement of restricted stock units, as applicable (including a net exercise or a settlement for the purpose of satisfying tax withholding obligations, as applicable); or

(B) transfers of shares of Common Stock (i) as a bona fide gift or gifts, (ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or the immediate family or dependent of the undersigned, (iii) by will or the laws of intestacy, (iv) to family members and dependents of the undersigned (including to vehicles of which they are the beneficial owners), (v) to a nominee or custodian of a person or entity to whom a transfer is permitted under the preceding clauses (i) through (iv), (vi) from an executive officer of the Company to the Company or a parent entity upon the death, disability, or termination of employment of such executive officer, or (vii) pursuant to domestic relations or court or regulatory agency orders; provided that in the case of any transfer or distribution pursuant to clause (B)(i), (ii), (iv), (v), or (vi), each donee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this paragraph.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Lock-up Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-up Agreement.

This Lock-up Agreement and any claim, controversy or dispute arising under or related to this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: